As filed with the Securities and Exchange Commission on May 12, 2008

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-1499887
(State of incorporation)	(I.R.S. Employer Identification Number)
901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota 55402-3232
(Address of principal executive offices)
FAIR ISAAC CORPORATION
1992 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Mark R. Scadina
General Counsel and Secretary
Fair Isaac Corporation
901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota 55402-3232
(Name and address of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of		Proposed	Proposed
Securities	Amount	maximum	maximum
to be	to be	offering price	aggregate	Amount of
registered	registered	per share (1)	offering price (1)	Registration fee
Common Stock, par value $.01, including Preferred Stock Purchase Rights (2)	2,042,554 shares	$23.16	$47,305,551	$1,860

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 7, 2008.

(2)	Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Faegre & Benson LLP
Consent of Independent Registered Public Accounting Firm
Powers of Attorney

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,042,554 shares of the Common Stock, including Preferred Stock Purchase Rights, of Fair Isaac Corporation (the “Company”) to be issued pursuant to the Fair Isaac Corporation 1992 Long-term Incentive Plan (the “Plan”).
     In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 27, 1993 (File No. 33-63426), April 1, 1996 (File No. 333-02121), October 1, 1998 (File No. 333-65179), July 28, 1999 (File No. 333-83905), March 14, 2000 (File No. 333-32398 ), July 31, 2001 (File No. 333-66348), January 30, 2003 (No. 333-102848), April 9, 2004 (File No. 333-114365), April 1, 2005 (File No. 333-123751), April 13, 2006 (File No. 333-133268) and May 7, 2007 (File No. 333-142683) are hereby incorporated by reference.
Item 8. Exhibits

Exhibit	Description

4.1	Composite Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.2	By-laws of the Company. (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004, and Exhibit 3.1 to the Company’s Form 8-K filed on December 11, 2007.)

4.3	Rights Agreement dated as of August 8, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC, which includes as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 1992 Long-term Incentive Plan, as amended effective December 3, 2006. (Incorporated by reference to Exhibit 10.39 to the Company’s report on Form 10-K for the fiscal year ended September 30, 2007.)

5	Opinion of Faegre & Benson LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24	Powers of Attorney.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 12, 2008.

FAIR ISAAC CORPORATION

By:	/s/ Charles M. Osborne

Charles M. Osborne
Executive Vice President, Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Mark N. Greene	Chief Executive Officer and Director	May 12, 2008
Mark N. Greene	(Principal Executive Officer)

/s/ Charles M. Osborne	Executive Vice President, Chief Financial Officer	May 12, 2008
Charles M. Osborne	(Principal Financial Officer)

/s/ Michael J. Pung	Vice President, Finance	May 12, 2008
Michael J. Pung	(Principal Accounting Officer)

A. George Battle*	Director	May 12, 2008
Tony J. Christianson*	Director	May 12, 2008
Alex W. Hart*	Director	May 12, 2008
Guy R. Henshaw*	Director	May 12, 2008
James Kirsner*	Director	May 12, 2008
William J. Lansing*	Director	May 12, 2008
Margaret L. Taylor*	Director	May 12, 2008
Nicholas F. Graziano*	Director	May 12, 2008
Allan Z. Loren*	Director	May 12, 2008

*	Charles M. Osborne, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.

By:	/s/ Charles M. Osborne
Charles M. Osborne
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit	Description
4.1	Composite Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.2	By-laws of the Company. (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004, and Exhibit 3.1 to the Company’s Form 8-K filed on December 11, 2007.)

4.3	Rights Agreement dated as of August 8, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC, which includes as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 1992 Long-term Incentive Plan, as amended effective December 3, 2006. (Incorporated by reference to Exhibit 10.39 to the Company’s report on Form 10-K for the fiscal year ended September 30, 2007.)

5*	Opinion of Faegre & Benson LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24*	Powers of Attorney.

*	Filed herewith